Exhibit 99.1

Media Contact:

Mary Kuramoto

Medpace Holdings, Inc.

513.579.9911 x12523

m.kuramoto@medpace.com

Investor Contact:

investor@medpace.com

FOR IMMEDIATE RELEASE

Medpace Holdings, Inc. Reports Second Quarter 2017 Results

•

Net service revenue of $94.6 million in the second quarter increased 2.1% from net service revenue of $92.6 million for the comparable prior-year period, representing a backlog conversion rate of 19.5%.

•

Net new business awards totaled $105.4 million in the second quarter, representing a decline of 5.7% from net new business awards of $111.7 million for the comparable prior-year period; second quarter 2017 net book-to-bill ratio was 1.11x.

•

Second quarter 2017 GAAP net income was $9.6 million, or $0.23 per diluted share, versus a GAAP net income of $5.0 million, or $0.15 per diluted share, for the comparable prior-year period. Net income margin was 10.1% and 5.4% for the second quarter of 2017 and 2016, respectively.

•	Adjusted EBITDA was $26.8 million, a decrease of 12.7% versus the comparable prior-year period, resulting in an Adjusted EBITDA margin of 28.3% for the second quarter of 2017.
•	Adjusted Net Income was $15.5 million, or $0.38 per diluted share, an increase of 5.0% from the comparable prior-year period.

CINCINNATI, OHIO, July 31, 2017-- Medpace Holdings, Inc. (Nasdaq: MEDP) (“Medpace”) today announced financial results for the second quarter ended June 30, 2017.

Second Quarter 2017 Financial Results

Net service revenue for the three months ended June 30, 2017 was $94.6 million, an increase of 2.1%, compared to $92.6 million for the comparable prior-year period.

Backlog as of June 30, 2017 grew 6.5% to $495.9 million from $465.7 million as of June 30, 2016. Net new business awards were $105.4 million, representing a net book-to-bill ratio of 1.11x for the second quarter of 2017, as compared to $111.7 million for the comparable prior-year period.  The Company calculates net book-to-bill ratio by dividing net new business awards by net service revenue.

For the second quarter of 2017, Direct costs, excluding depreciation and amortization, were $52.0 million, compared to $49.2 million in the second quarter of 2016.  Adjusted Direct costs were $52.8 million for the second quarter 2017, compared to $48.4 million in the second quarter of 2016.

Selling, general and administrative expenses were $14.8 million in the second quarter of 2017 and the second quarter of 2016.  Adjusted Selling, general and administrative expenses were $14.9 million for the second quarter 2017 versus $13.6 million in the second quarter of 2016.

GAAP net income for the second quarter of 2017 was $9.6 million, or $0.23 per diluted share, versus a GAAP net income of $5.0 million, or $0.15 per diluted share, for the second quarter of 2016.  This resulted in a net income margin of 10.1% and 5.4% for the second quarter of 2017 and 2016, respectively.

Adjusted EBITDA for the second quarter of 2017 was $26.8 million, or 28.3% of net service revenue, compared to $30.7 million, or 33.1% of net service revenue, for the comparable prior-year period.

Adjusted Net Income for the second quarter of 2017 increased 5.0% to $15.5 million, compared to $14.7 million for the comparable prior-year period.  Adjusted Net Income per diluted share for the second quarter of 2017 was $0.38, representing a decrease of 15.6%, compared to Adjusted Net Income per diluted share of $0.45 for the comparable prior-year period.

A reconciliation of the Company’s non-GAAP financial measures, including EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Direct costs, Adjusted Selling, general and administrative expenses, Adjusted Net Income, and Adjusted Net Income per diluted share to the corresponding GAAP measures is provided below.

Balance Sheet and Liquidity

The Company’s Cash and cash equivalents were $29.1 million at June 30, 2017, and the Company generated $30.4 million in cash flow from operating activities during the second quarter of 2017. During the second quarter of 2017, the Company repurchased approximately 1.04 million shares for a total of $26.4 million. The Company had $23.6 million remaining under its authorized share repurchase program at the end of the quarter.

Financial Guidance

The Company forecasts 2017 net service revenue in the range of $373 million to $385 million, representing growth of 0.6% to 3.9% over 2016 net service revenue of $370.6 million.  GAAP net income for full year 2017 is forecasted in the range of $33.2 million to $36.6 million.  Additionally, full-year 2017 Adjusted EBITDA is expected in the range of $104 million to $108 million.

Based on forecasted 2017 net service revenue of $373 million to $385 million and GAAP net income of $33.2 million to $36.6 million, diluted earnings per share (GAAP) is forecasted in the range of $0.80 to $0.89.  Adjusted Net Income for 2017 is forecasted in the range of $56.0 million to $60.0 million, compared to Adjusted Net Income of $55.7 million for 2016.  Furthermore, Adjusted Net Income per diluted share for 2017 is expected in the range of $1.36 to $1.46 per share. This guidance does not reflect the potential impact of any share repurchases the Company may make pursuant to the share repurchase program in the second half of the year.

Conference Call Details

Medpace will host a conference call at 9:00 a.m. ET, Tuesday, August 1, 2017, to discuss its second quarter 2017 results.

To participate in the conference call, dial 800-219-7113 (domestic) or 574-990-1030 (international) using the passcode 53839335.

To access the conference call via webcast, visit the “Investors” section of Medpace’s website at medpace.com.  The webcast replay of the call will be available at the same site approximately one hour after the end of the call.

A supplemental slide presentation will also be available at the “Investors” section of Medpace’s website prior to the start of the call.

A recording of the call will be available at 12:00 p.m. ET on Tuesday, August 1, 2017 until 12:00 p.m. ET on Tuesday, August 15, 2017.  To hear this recording, dial 855-859-2056 (domestic) or 404-537-3406 (international) using the passcode 53839335.

About Medpace

Medpace is a scientifically-driven, global, full-service clinical contract research organization (CRO) providing Phase I-IV clinical development services to the biotechnology, pharmaceutical and medical device industries.  Medpace’s mission is to accelerate the global development of safe and effective medical therapeutics through its physician-led, high-science, and disciplined operating approach that leverages regulatory and therapeutic expertise across all major areas including oncology, cardiology, metabolic disease, endocrinology, central nervous system and anti-viral and anti-infective.  Headquartered in Cincinnati, Ohio, Medpace employs approximately 2,500 people across 35 countries.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding our anticipated financial results and effective tax rate used for non-GAAP adjustment purposes. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” similar expressions, and variations or negatives of these words.

These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: the potential loss, delay or non-renewal of our contracts, or the non-payment by customers for services we have performed; the failure to convert backlog to revenue at our present or historical conversion rate; fluctuation in our results between fiscal quarters and years; decreased operating margins due to increased pricing pressure or other pressures; failure to perform our services in accordance with contractual requirements, government regulations and ethical considerations; the impact of underpricing our contracts, overrunning our cost estimates or failing to receive approval for or experiencing delays with documentation of change orders; our failure to successfully execute our growth strategies; the impact of a failure to retain key personnel or recruit experienced personnel; the risks associated with our information systems infrastructure; our failure to manage our growth effectively; adverse results from customer or therapeutic area concentration; the risks associated with doing business internationally; the risks associated with the Foreign Corrupt Practices Act and other anti-corruption laws; future net losses; the impact of income tax rate fluctuations on operations, earnings and earnings per share; the risks associated with our intercompany pricing policies; our failure to attract suitable investigators and patients to our clinical trials; the liability risks associated with our research and development services; the risks related to our Phase I clinical services; inadequate insurance coverage for our operations and indemnification obligations; fluctuations in exchange rates; the risks related to our relationships with existing or potential customers who are in competition with each other; our failure to successfully integrate potential future acquisitions; potential impairment of goodwill or other intangible assets; our limited ability to utilize our net operating loss carryforwards or other tax attributes; the risks associated with the use and disposal of hazardous substances and waste; the failure of third parties to provide us critical support services; our limited ability to protect our intellectual property rights; the risks associated with potential future investments in our customers’ business or drugs; general economic conditions in the markets in which we operate, including financial market conditions; the impact of a natural disaster or other catastrophic event; negative outsourcing trends in the biopharmaceutical industry and a reduction in aggregate expenditures and research and development budgets; our inability to compete effectively with other CROs; the impact of healthcare reform; the impact of recent consolidation in the biopharmaceutical industry; failure to comply with federal, state and foreign healthcare laws; the effect of current and proposed laws and regulations regarding the protection of personal data; our potential involvement in costly intellectual property lawsuits; actions by regulatory authorities or customers to limit the scope of or withdraw an approved drug, biologic or medical device from the market; failure to keep pace with rapid technological changes; the impact of industry-wide reputational harm to CROs; our ability to fulfill our debt obligations; the risks associated with incurring additional debt or undertaking additional debt obligations; the effect of covenant restrictions under our debt agreements on our ability to operate our business; our inability to generate sufficient cash to service all of our indebtedness; fluctuations in interest rates; and our dependence on our lenders, which may not be able to fund borrowings under the credit commitments, and our inability to borrow.

These and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission, or SEC, on February 28, 2017, and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Non-GAAP Financial Measures

Certain financial measures presented in this press release, such as EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Direct costs, Adjusted Selling, general and administrative expenses, Adjusted Net Income, and Adjusted Net Income per diluted share, are not recognized under generally accepted accounting principles in the United States of America, or U.S. GAAP. Management uses EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Direct costs, Adjusted Selling, general and administrative expenses, Adjusted Net Income, and  Adjusted Net Income per diluted share or comparable metrics as a measurement used in evaluating our operating performance on a consistent basis, as a consideration to assess incentive compensation for our employees, for planning purposes, including the preparation of our internal annual operating budget, and to evaluate the performance and effectiveness of our operational strategies.

EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Direct costs, Adjusted Selling, general and administrative expenses, Adjusted Net Income, and Adjusted Net Income per diluted share have important limitations as analytical tools and you should not consider them in isolation, or as a substitute for, analysis of our results as reported under U.S. GAAP. See the condensed consolidated financial statements included elsewhere in this release for our U.S. GAAP results. Additionally, for reconciliations of EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Direct costs, Adjusted Selling, general and administrative expenses, Adjusted Net Income, Adjusted Net Income per diluted share to our closest reported U.S. GAAP measures, refer to the appendix of this press release.

EBITDA, Adjusted EBITDA and Adjusted EBITDA margin

We believe that EBITDA, Adjusted EBITDA, and Adjusted EBITDA margin are useful to provide additional information to investors about certain material non-cash and non-recurring items. While we believe these financial measures are commonly used by investors to evaluate our performance and that of our competitors, because not all companies use identical calculations, this presentation of EBITDA, Adjusted EBITDA and Adjusted EBITDA margin may not be comparable to other similarly titled measures of other companies and should not be considered as an alternative to performance measures derived in accordance with U.S. GAAP. EBITDA is calculated as net income (loss) attributable to Medpace Holdings, Inc. before income tax expense, interest expense, net, depreciation and amortization with Adjusted EBITDA being further adjusted for unusual and other items. Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by Service revenue, net for each period.  Our presentation of EBITDA, Adjusted EBITDA and Adjusted EBITDA margin should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

Adjusted Net Income and Adjusted Net Income per diluted share

Adjusted Net Income measures our operating performance by adjusting net income (loss) attributable to Medpace Holdings, Inc. to include cash expenditures related to rental payments on leases classified for accounting purposes as deemed landlord liabilities, and exclude amortization expense, certain stock based compensation award non-cash expenses, certain litigation expenses, deferred financing fees and certain other non-recurring items. Adjusted Net Income per diluted share measures Adjusted Net Income on a per diluted share basis.  Management uses these measures to evaluate our core operating results as it excludes certain items whose fluctuations from period-to-period do not necessarily correspond to changes in the core operations of the business, but includes certain items such as depreciation, interest expense and tax expense, which are otherwise excluded from Adjusted EBITDA. We believe the presentation of Adjusted Net Income and Adjusted Net Income per diluted share enhances our investors’ overall understanding of the financial performance. You should not consider Adjusted Net Income or Adjusted Net Income per diluted share as an alternative to Net income (loss) or Net income per diluted share attributable to Medpace Holdings Inc., determined in accordance with U.S. GAAP, as an indicator of operating performance.

Adjusted Direct costs and Adjusted Selling, general and administrative expenses

Adjusted Direct costs and Adjusted Selling, general and administrative expenses are useful to provide information to investors to evaluate core operating expenses as they exclude certain items whose fluctuations from period-to-period do not necessarily correspond to changes in the core operations of the business, but includes certain items such as certain lease payments which are otherwise excluded from core operating expenses.  We believe that reporting these metrics enhance our investors’ overall understanding of our core recurring operating expenses. You should not consider Adjusted Direct costs and Adjusted Selling, general and administrative expenses as an alternative to Direct costs, excluding depreciation and amortization and Selling, general and administrative expenses, determined in accordance with U.S. GAAP, as an indicator of operating performance.

MEDPACE HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(Amounts in thousands, except per share amounts)	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Revenue:
Service revenue, net	$94,552	$92,633	$188,333	$180,433
Reimbursed out-of-pocket revenue	11,664	13,321	24,494	25,107
Total revenue	106,216	105,954	212,827	205,540
Operating expenses:
Direct costs, excluding depreciation and amortization	51,955	49,234	103,060	96,215
Reimbursed out-of-pocket expenses	11,664	13,321	24,494	25,107
Selling, general and administrative	14,755	14,824	29,909	28,333
Depreciation	2,101	1,793	4,231	3,566
Amortization	9,462	12,668	18,910	25,336
Total operating expenses	89,937	91,840	180,604	178,557
Income from operations	16,279	14,114	32,223	26,983
Other expense, net:
Miscellaneous expense, net	(125)	(6)	(497)	(941)
Interest expense, net	(1,808)	(5,921)	(3,602)	(11,894)
Total other expense, net	(1,933)	(5,927)	(4,099)	(12,835)
Income before income taxes	14,346	8,187	28,124	14,148
Income tax provision	4,793	3,225	10,124	5,738
Net income	$9,553	$4,962	$18,000	$8,410
Net income per share attributable to common shareholders:
Basic	$0.24	$0.15	$0.44	$0.26
Diluted	$0.23	$0.15	$0.44	$0.26
Weighted average common shares outstanding:
Basic	40,183	32,636	40,425	32,631
Diluted	40,825	32,828	41,158	32,631

MEDPACE HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(Amounts in thousands, except share amounts)	As Of
	June 30,	December 31.
	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$29,055	$37,099
Restricted cash	275	308
Accounts receivable and unbilled, net	76,664	79,767
Prepaid expenses and other current assets	17,129	16,074
Total current assets	123,123	133,248
Property and equipment, net	45,244	43,805
Goodwill	660,981	660,981
Intangible assets, net	117,676	136,071
Deferred income taxes	11,536	97
Other assets	5,086	4,903
Total assets	$963,646	$979,105
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,195	$10,911
Accrued expenses	16,392	24,417
Pre-funded study costs	48,530	51,948
Advanced billings	65,577	65,668
Current portion of long-term debt	14,438	12,375
Other current liabilities	3,130	3,284
Total current liabilities	155,262	168,603
Long-term debt, net, less current portion	143,191	151,267
Deemed landlord liability, less current portion	27,591	28,527
Deferred income tax liability	481	12,030
Deferred credit	21,420	-
Other long-term liabilities	8,343	7,968
Total liabilities	356,288	368,395
Commitments and contingencies
Shareholders’ equity:
Preferred stock - $0.01 par-value; 5,000,000 shares authorized; no shares issued and outstanding at June 30, 2017 and December 31, 2016	-	-
Common stock - $0.01 par-value; 250,000,000 shares authorized at June 30, 2017 and December 31, 2016, respectively; 39,692,999 and 40,662,856 shares issued and outstanding at June 30, 2017 and December 31, 2016, respectively	398	407
Additional paid-in capital	627,407	623,629
Accumulated deficit	(18,419)	(9,584)
Accumulated other comprehensive loss	(2,028)	(3,742)
Total shareholders’ equity	607,358	610,710
Total liabilities and shareholders’ equity	$963,646	$979,105

MEDPACE HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(Amounts in thousands)	Six Months Ended
	June 30,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$18,000	$8,410
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation	4,231	3,566
Amortization	18,910	25,336
Stock-based compensation expense	2,234	4,275
Amortization of debt issuance costs and discount	332	1,345
Deferred income tax benefit	(864)	(483)
Other	(744)	(207)
Changes in assets and liabilities:
Accounts receivable and unbilled, net	3,405	(24,825)
Prepaid expenses and other current assets	(519)	(8,551)
Accounts payable	(2,855)	(2,112)
Accrued expenses	(8,398)	(1,461)
Pre-funded study costs	(3,510)	2,372
Advanced billings	(294)	15,017
Other assets and liabilities, net	(195)	(2,191)
Net cash provided by operating activities	29,733	20,491
CASH FLOWS FROM INVESTING ACTIVITIES:
Property and equipment expenditures	(6,019)	(5,693)
Acquisition of intangibles	(515)	-
Other	29	40
Net cash used in investing activities	(6,505)	(5,653)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from stock option exercises	955	102
Repurchases of common stock	(26,405)	-
Payment of debt	(6,187)	(15,036)
Payment of deemed landlord liability	(813)	(744)
Net cash used in financing activities	(32,450)	(15,678)
EFFECT OF EXCHANGE RATES ON CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	1,145	143
DECREASE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	(8,077)	(697)
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH — Beginning of period	37,407	17,737
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH — End of period	$29,330	$17,040

MEDPACE HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES (UNAUDITED)

(Amounts in thousands, except per share amounts)	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
RECONCILIATION OF GAAP NET INCOME TO EBITDA AND ADJUSTED EBITDA
Net income (GAAP)	$9,553	$4,962	$18,000	$8,410
Interest expense, net	1,808	5,921	3,602	11,894
Income tax provision	4,793	3,225	10,124	5,738
Depreciation	2,101	1,793	4,231	3,566
Amortization	9,462	12,668	18,910	25,336
EBITDA (Non-GAAP)	$27,717	$28,569	$54,867	$54,944
Stock compensation expense: liability awards mark-to-market (a)	-	2,576	-	2,576
Corporate campus lease payments (b)	(936)	(930)	(1,872)	(1,860)
Other transaction expenses (d)	-	453	-	767
Adjusted EBITDA (Non-GAAP)	$26,781	$30,668	$52,995	$56,427
Net income margin (GAAP)	10.1%	5.4%	9.6%	4.7%
Adjusted EBITDA margin (Non-GAAP)	28.3%	33.1%	28.1%	31.3%

RECONCILIATION OF GAAP NET INCOME TO ADJUSTED NET INCOME
Net income as reported (GAAP)	$9,553	$4,962	$18,000	$8,410
Amortization	9,462	12,668	18,910	25,336
Stock compensation expense: liability awards mark-to-market (a)	-	2,576	-	2,576
Corporate campus lease payments - principal portion (b)	(409)	(375)	(813)	(744)
Other transaction expenses (d)	-	453	-	767
Deferred financing fees (c)	167	673	332	1,345
Income tax effect of adjustments (e)	(3,319)	(6,238)	(6,634)	(11,419)
Adjusted net income (Non-GAAP)	$15,454	$14,719	$29,795	$26,271

Net income per diluted share (GAAP)	$0.23	$0.15	$0.44	$0.26
Adjusted net income per diluted share (Non-GAAP)	$0.38	$0.45	$0.72	$0.81
Diluted average common shares outstanding	40,825	32,828	41,158	32,631

RECONCILIATION OF ADJUSTED DIRECT COSTS
Direct costs, excluding depreciation and amortization (GAAP)	$51,955	$49,234	$103,060	$96,215
Corporate campus lease payments (b)	795	791	1,591	1,581
Stock compensation expense: liability awards mark-to-market (a)	-	(1,636)	-	(1,636)
Adjusted direct costs (Non-GAAP)	$52,750	$48,389	$104,651	$96,160

RECONCILIATION OF ADJUSTED SELLING, GENERAL AND ADMINISTRATIVE
Selling, general and administrative (GAAP)	$14,755	$14,824	$29,909	$28,333
Corporate campus lease payments (b)	141	139	281	279
Other transaction expenses (d)	-	(453)	-	(767)
Stock compensation expense: liability awards mark-to-market (a)	-	(940)	-	(940)
Adjusted selling, general and administrative (Non-GAAP)	$14,896	$13,570	$30,190	$26,905

MEDPACE HOLDINGS, INC. AND SUBSIDIARIES

FY 2017 GUIDANCE RECONCILIATION (UNAUDITED)

(Amounts in millions, except per share amounts)	Forecast 2017		Forecast 2017
	Adjusted Net Income		Adjusted Diluted Earnings Per Share		Year ended December 31, 2016
	Low	High	Low	High	Adjusted Net Income	Adjusted Net Income per diluted share
Net income and diluted earnings per share (GAAP)	$33.2	$36.6	$0.80	$0.89	$13.4	$0.37
Adjustments:
Amortization	37.9	37.9	0.92	0.92	50.7	1.39
Stock compensation expense: liability awards mark-to-market (a)	-	-	-	-	5.7	0.16
Other transaction expenses (d)	-	-	-	-	1.2	0.03
Corporate campus lease payments - principal portion (b)	(1.7)	(1.7)	(0.04)	(0.04)	(1.5)	(0.04)
Loss on extinguishment of debt (f)	-	-	-	-	10.7	0.29
Deferred financing fees (c)	0.7	0.7	0.02	0.02	2.6	0.07
Income tax effect of adjustments (e)	(14.1)	(13.5)	(0.34)	(0.33)	(27.1)	(0.74)
Adjusted net income and adjusted net income per diluted share (Non-GAAP)	$56.0	$60.0	$1.36	$1.46	$55.7	$1.53
Depreciation	8.7	8.7
Income tax provision	34.6	34.6
Interest expense, net	4.7	4.7
Adjusted EBITDA (Non-GAAP)	$104.0	$108.0

(a)

Consists of period end mark-to-market fair value adjustments associated with liability classified awards.  Future stock based awards activity is expected to be classified as equity for accounting purposes and will not be subject to period ending fair value adjustments.

(b)

Represents cash rental payments on two corporate headquarter buildings that are accounted for as deemed assets and subject to depreciation expense over the life of the lease.   Payments made for these leases are accounted for with a principal portion and an interest portion, consistent with deemed landlord liability accounting.  The interest portion of these payments is included in net cash provided by operating activities in our statement of cash flows.  The principal portion is reflected as a financing activity in our statement of cash flows.  These adjustments for purposes of arriving at Adjusted EBITDA, Adjusted Direct costs, Adjusted Selling, general and administrative expenses and Adjusted Net Income have the effect of presenting these leases consistently with all other office lease rentals that we have globally.

(c)	Represents amortization of the discount and issuance costs deferred on the consolidated balance sheet associated with the issuance of the Senior Secured Credit Facility.
(d)	Represents advisory costs and other fees incurred in connection with the August 2016 initial public offering.
(e)

Represents the tax effect of the total adjustments at 39% for 2016. Second quarter of 2017 and year-to-date 2017 is reflective of an estimated effective tax rate of 36%. For full year 2017 guidance, a tax rate of 36.0% to 38.0% is assumed.

(f)

Represents a loss on extinguishment of long-term debt in connection with the repayment and extinguishment of our obligations under the previous Senior Secured Credit Facilities during the fourth quarter of 2016.